                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                               (Amendment No.__ )

Filed by the Registrant  [x]

Filed by a Party other than the Registrant   [_]

Check The Appropriate Box:

   [_]  Preliminary Proxy Statement

   [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

   [x]  Definitive Proxy Statement

   [_]  Definitive Additional Materials

   [_]  Soliciting Material Pursuant to Section 240.14a-12


                        INTERNEURON PHARMACEUTICALS, INC.
                (Name of Registrant as Specified In Its Charter)


                 ----------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

         [X] No fee required

         [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

             (1) Title of each class of securities to which transaction applies:
                 N/A
                 ---
             (2) Aggregate number of securities to which transaction applies:
                 N/A
                 ---
             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
                                     ---
             (4) Proposed maximum aggregate value of transaction: N/A
                                                                  ---
             (5) Total fee paid: N/A
                                 ---
         [_] Fee paid previously with preliminary materials. N/A
                                                             ---
         [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the Filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1) Amount Previously Paid: N/A
                                          ---
              (2) Form, Schedule or Registration Statement No.: N/A
                                                                ---
              (3) Filing Party: N/A
                                ---
              (4) Date Filed: N/A
                              ---

                       INTERNEURON PHARMACEUTICALS, INC.
                             One Ledgemont Center
                               99 Hayden Avenue
                      Lexington, Massachusetts 02421-7966

                               -----------------

                   Notice of Annual Meeting of Stockholders
                           To be held March 6, 2002

                               -----------------

TO THE STOCKHOLDERS:

   Notice is hereby given that the Annual Meeting of the Stockholders of Interneuron Pharmaceuticals, Inc. (the "Company") will be held on March 6, 2002, at 10:00 a.m. local time at The Doubletree Guest Suites, 550 Winter Street, Waltham, Massachusetts 02451. The Annual Meeting is called for the following purposes:

       1. To elect a board of seven directors;

       2. To approve the amendment of the Company's Restated Certificate of Incorporation, as amended, to change the name of the Company from "Interneuron Pharmaceuticals, Inc." to "Indevus Pharmaceuticals, Inc.";

       3. To approve the amendment of the Company's Restated Certificate of Incorporation, as amended, to delete certain restrictive covenants relating to the Company's Series B Preferred Stock;

       4. To amend the Company's 2000 Stock Option Plan by increasing the number of shares reserved for issuance thereunder from 2,500,000 shares to 3,500,000 shares;

       5. To approve and ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company; and

       6. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

   The close of business on January 10, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

   All stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                          By Order of the Board of Directors,


                                          Glenn L. Cooper, M.D.
                                          President, Chief Executive
                                          Officer and Chairman

Dated: January 25, 2002

                       INTERNEURON PHARMACEUTICALS, INC.
                             One Ledgemont Center
                               99 Hayden Avenue
                      Lexington, Massachusetts 02421-7966
                                (781) 861-8444

                               -----------------

                                PROXY STATEMENT

                               -----------------

                        ANNUAL MEETING OF STOCKHOLDERS

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Interneuron Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders to be held at The Doubletree Guest Suites, 550 Winter Street, Waltham, Massachusetts 02451 on March 6, 2002, at 10:00 a.m. local time and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Executive Vice President, Chief Financial Officer and Treasurer of the Company, at the Company's above stated address. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless such written notice is given or the stockholder votes by ballot at the Annual Meeting.

   If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, including the election of the nominees set forth under the caption "Election of Directors," the amendment of the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate"), to change the Company's name to "Indevus Pharmaceuticals, Inc." and to delete certain restrictive covenants relating to the Company's Series B Preferred Stock, the amendment of the Company's 2000 Stock Option Plan (the "2000 Plan") and the approval and ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company.

   The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company's stockholders is February 6, 2002.

   Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

                      VOTING SECURITIES AND VOTING RIGHTS

   Holders of shares of Common Stock, par value $.001 per share (the "Shares"), and holders of shares of Series B and Series C Preferred Stock, par value $.001 per share (the "Preferred Shares"), of record as of the close of business on January 10, 2002, are entitled to notice of, and to vote at, the Annual Meeting on all matters except that the holders of the Preferred Shares are not entitled to vote for the election of directors. Except as set forth in the preceding sentence, each outstanding Share is entitled to one vote upon all matters to be acted upon at the Annual Meeting. For purposes of voting at the Annual Meeting on all matters except the election of directors, the Preferred Shares are treated as converted into Shares.

   Accordingly, on the record date there were issued and outstanding an aggregate of (i) 46,503,883 Shares entitled to vote for the election of directors, and (ii) 47,126,105 Shares, giving effect to the right to vote 622,222 Shares held by the holder of the 244,425 Preferred Shares, voting as one class after conversion of such Preferred Shares, entitled to vote on all other matters. A majority of the outstanding Shares entitled to vote on any matter and represented at the Annual Meeting in person or by proxy shall constitute a quorum. Assuming a quorum is present, (i) the affirmative vote of a plurality of the 46,503,883 Shares so represented and entitled to vote is necessary to elect the directors and (ii) the affirmative vote of a majority of the 47,126,105 Shares so represented and entitled to vote, excluding broker non-votes, is necessary to approve and ratify the amendments to the Restated Certificate, the amendment to the 2000 Plan and the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company.

   Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's Shares will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved. Delaware law does not afford our stockholders the opportunity to dissent from the actions described in the proposals herein and receive value for their Shares.

                            PRINCIPAL STOCKHOLDERS

   Set forth below is information concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the Shares or Preferred Shares, each director, each executive officer named under "Executive Compensation" and all directors and executive officers of the Company as a group based upon the number of outstanding Shares and Preferred Shares as of January 10, 2002.

                                                                                 Percent of
                                                             Amount and Nature   Outstanding
                                                               of Beneficial      Class of
Beneficial Holder                                              Ownership(1)    Stock Owned(15)
-----------------                                            ----------------- ---------------
Lindsay A. Rosenwald, M.D...................................    2,607,065 (2)        5.6%
Glenn L. Cooper, M.D........................................    2,628,456 (3)        5.4%
Mark S. Butler..............................................    1,325,451 (4)        2.8%
Bobby W. Sandage, Jr., Ph.D.................................    1,360,666 (5)        2.8%
Michael W. Rogers...........................................    1,201,458 (6)        2.5%
Harry J. Gray...............................................      132,334 (7)          *
Alexander M. Haig, Jr.......................................      132,834 (8)          *
Malcolm Morville, Ph.D......................................      147,834 (9)          *
Lee J. Schroeder............................................      182,834 (10)         *
David B. Sharrock...........................................      231,834 (11)         *

J. Morton Davis.............................................    5,597,793 (12)      12.0%
   c/o D.H. Blair Investment Banking Corp.
   44 Wall Street
   New York, New York 10005

American Home Products Corporation..........................      244,425 (13)       100%
   Five Giralda Farms
   Madison, New Jersey 07940

All directors and executive officers as a group (10 persons)    9,950,766 (14)      18.4%

--------
 *  Less than one percent.

 (1) Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission ("S.E.C.") and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein. Share amounts include options which are exercisable within sixty (60) days.

 (2) Includes (i) 2,327,481 Shares and (ii) 279,584 Shares issuable upon exercise of options exercisable within 60 days, but excludes 658,481 Shares owned by Dr. Rosenwald's wife, as to which Shares Dr. Rosenwald disclaims beneficial ownership.

 (3) Includes (i) 12,206 Shares and (ii) 2,616,250 Shares issuable upon exercise of options exercisable within 60 days, but excludes 82,500 Shares issuable upon exercise of options held by Dr. Cooper's wife, an employee of the Company, as to all of which Shares Dr. Cooper disclaims beneficial ownership.

 (4) Includes (i) 6,576 Shares, (ii) 4,500 Shares owned by Mr. Butler's children, and (iii) 1,314,375 Shares issuable upon exercise of options exercisable within 60 days.

 (5) Includes (i) 2,228 Shares and (ii) 1,358,438 Shares issuable upon exercise of options exercisable within 60 days.

 (6) Includes (i) 8,333 Shares and (ii) 1,193,125 Shares issuable upon exercise of options exercisable within 60 days.

 (7) Includes 132,334 Shares issuable upon exercise of options exercisable within 60 days.

 (8) Includes 132,834 Shares issuable upon exercise of options exercisable within 60 days.

 (9) Includes 147,834 Shares issuable upon exercise of options exercisable within 60 days.

(10) Includes 182,834 Shares issuable upon exercise of options exercisable within 60 days.

(11) Includes (i) 5,000 Shares and (ii) 226,834 Shares issuable upon exercise of options exercisable within 60 days.

(12) Based on information contained in Form 4s and amendments to a Schedule 13-D filed with the S.E.C. Includes: (i) 50,156 Shares owned by J. Morton Davis, (ii) 5,073,137 Shares owned by D.H. Blair Investment Banking Corp. which is owned by J. Morton Davis, and (iii) 474,500 Shares owned by a closed end mutual fund of which Mr. Davis is Chairman.

(13) Represents Preferred Shares, which constitute all of the outstanding Preferred Shares, and which are convertible into 622,222 Shares, each entitled to one vote per Share, on a converted basis, on all matters except the election of directors.

(14) Includes 7,584,442 Shares issuable upon exercise of options exercisable within 60 days.

(15) All holders own Shares, with the exception of American Home Products Corporation which also owns 244,425 Preferred Shares (convertible into 622,222 Shares). The percent of class in this column is calculated as follows:

     (a) for holders of Shares, on the basis of 46,503,883 Shares outstanding, excluding 622,222 Shares issuable upon conversion of the Preferred Shares, representing the number of Shares outstanding and entitled to vote for the election of directors of the Company.

     (b) for holders of Preferred Shares, the percent of class is calculated on the basis of 244,425 Preferred Shares outstanding.

                              PROPOSAL NUMBER 1:
                             ELECTION OF DIRECTORS

   At the Annual Meeting, seven directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. Each of the nominees is currently a director of the Company. Management recommends that the persons named below be elected as directors of the Company and it is intended that the accompanying proxy will be voted for the election as directors of the seven persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by management.

   The following sets forth certain information relating to the seven nominees for election to the Board of Directors.

   Glenn L. Cooper, M.D. (49) has been President, Chief Executive Officer and a director of the Company since May 1993 and Chairman since January 2000. Dr. Cooper was also President and Chief Executive Officer of Progenitor, Inc., a minority-owned subsidiary of the Company, which announced its decision to cease operations in December 1998 ("Progenitor"), from September 1992 to May 1993. Prior to joining Progenitor, Dr. Cooper was Executive Vice President and Chief Operating Officer of Sphinx Pharmaceuticals Corporation from August 1990. Dr. Cooper had been associated with Eli Lilly since 1985, most recently, from June 1987 to July 1990, as Director, Clinical Research, Europe, of Lilly Research Center Limited; from October 1986 to May 1987 as International Medical Advisor, International Research Coordination of Lilly Research Laboratories; and from June 1985 to September 1986 as Medical Advisor, Regulatory Affairs, Chemotherapy Division at Lilly Research Laboratories. Dr. Cooper is a director and Vice Chairman of Proneuron Biotechnologies, Inc., a private Israeli-based biotechnology company. Dr. Cooper received his M.D. from Tufts University School of Medicine, performed his postdoctoral training in Internal Medicine and Infectious Diseases at the New England Deaconess Hospital and Massachusetts General Hospital and received his B.A. from Harvard College.

   Harry J. Gray (82) has been a director of the Company since May 1993. Mr. Gray was associated with United Technologies Corp. for 17 years and was its President from 1971 until 1972 when he became its Chairman and Chief Executive Officer until his retirement in 1986. Mr. Gray is currently Chairman and Chief Executive Officer of Harry Gray Associates of Florida, a private investment firm, Chairman of Mott Corporation and Chairman of SourceOne Worldwide, Inc., formerly known as Worldwide Fulfillment and Distribution, Inc.

   Alexander M. Haig, Jr. (77) has been a director of the Company since January 1990. Since August 1982, General Haig has been Chairman and President of Worldwide Associates, Inc., a business adviser to both U.S. and foreign companies in connection with international marketing and venture capital activities. From January 1981 until July 1982, General Haig served as Secretary of State of the United States. From December 1979 until January 1981, General Haig was President and Chief Operating Officer of United Technologies Corp. and is currently a senior consultant to such corporation. From 1974 through 1979, General Haig was the Supreme Allied Commander of NATO. Prior to that, he was White House Chief of Staff under the Nixon and Ford Administrations. General Haig currently serves on the Board of Directors of MGM Mirage, Inc., and Metro-Goldwyn-Mayer Inc. and hosts a weekly public television program entitled World Business Review.

   Malcolm Morville, Ph.D. (56) has been a director of the Company since February 1993. Since March 1993, Dr. Morville has been President and Chief Executive Officer and a director of Phytera, Inc., a plant and marine microbial-based biotechnology company. Dr. Morville is also a member of the Board of Directors of Phytera Ltd., a wholly-owned subsidiary of Phytera, Inc. From June 1988 through January 1993, Dr. Morville held various positions with ImmuLogic Pharmaceutical Corporation, including Senior Vice President, Allergic Diseases Strategic Business Unit and Senior Vice President, Development and Preclinical Research. From 1970 to June 1988, Dr. Morville held various positions with Pfizer Central Research, including Director, Immunology and Infectious Diseases and Assistant Director, Metabolic Diseases and General Pharmacology. Dr. Morville received his Ph.D. and his B.Sc. in Biochemistry at the University of Manchester Institute of Science and Technology (U.K.).

   Lindsay A. Rosenwald, M.D. (46) was a co-founder and from February 1989 to January 19, 2000 was Chairman of the Board of Directors of the Company. Dr. Rosenwald is also the founder and Chairman of Paramount Capital Asset Management, Inc., which serves as the General Partner of Aries Domestic Fund, L.P. and the Aries Domestic Fund II, L.P. and as the investment manager of The Aries Master Fund, a Cayman Islands exempted company. Dr. Rosenwald is also the founder and Chairman of Paramount Capital Investments, LLC, a biotechnology, biomedical and biopharmaceutical merchant banking firm, and Paramount Capital, Inc., an investment bank specializing in the biotechnology, biomedical and biopharmaceutical industries. Dr. Rosenwald is also a director of Neose Technologies, Inc., Keryx Biopharmaceuticals, Inc., Access Oncology, formerly MedClips.com, and he has founded numerous biopharmaceutical companies and currently serves as an officer or director of several privately held biopharmaceutical companies. Dr. Rosenwald is also the President of the Rosenwald Foundation, a charitable foundation based in New York which will assist outstanding scientists in their continued research and development in order to further the advancement of biotechnology. Dr. Rosenwald received his M.D. from Temple University School of Medicine and his B.S. in Finance from Pennsylvania State University.

   Lee J. Schroeder (73) has been a director of the Company since August 1991. Since 1985, Mr. Schroeder has been the President of Lee Schroeder & Associates, Inc., a pharmaceutical consulting firm. Mr. Schroeder was President and Chief Operating Officer of FoxMeyer Lincoln Drug Co., a wholesale drug company, from February 1983 to March 1985 and was the Executive Vice President, responsible for United States pharmaceutical operations, and a member of the executive committee of Sandoz, Inc. from April 1981 to February 1983, and was Vice President and General Manager of Dorsey Laboratories, a division of Sandoz, Inc., from November 1974 to April 1981. Mr. Schroeder is also Chairman of Bryan LGH Health Systems and is a member of the Board of Directors of Celgene Corporation and MGI Pharma Inc.

   David B. Sharrock (65) has been a director of the Company since February 1995. Mr. Sharrock was associated with Marion Merrell Dow Inc. and its predecessor companies for over thirty-five years until his retirement in December 1993. Most recently, since December 1989, he served as Executive Vice President and Chief Operating Officer and a director, and in 1988, he was named President and Chief Operating Officer of Merrell Dow Pharmaceuticals, Inc. Mr. Sharrock has been a consultant to the Company since February 1994 and is also a director of Incara Pharmaceuticals Corp. ("Incara"), Praecis Pharmaceuticals, Inc., MGI Pharma, Inc. and Broadwing, Inc.

   Directors are elected by the Company's stockholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.

                      MEETINGS OF THE BOARD OF DIRECTORS

Board of Directors

   The Board of Directors of the Company held five meetings during the fiscal year ended September 30, 2001 ("fiscal 2001"). Each of the incumbent directors, other than Mr. Schroeder and Mr. Gray, attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees thereof held during fiscal 2001, during the tenure of such directors' service.

Audit Committee

   The Audit Committee consists of General Haig, Mr. Schroeder and Mr. Sharrock. The Audit Committee assists the Board by overseeing the performance of the independent auditors and the quality and integrity of the Company's internal accounting, auditing and financial reporting practices. The Audit Committee's primary duties and responsibilities are to: (1) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (2) review and appraise the audit efforts of the Company's independent auditors; and (3) provide an open avenue of communication among the independent auditors, the Company's financial and senior management and the Board of Directors. The Audit Committee met twice during fiscal 2001.

Compensation Committee

   The Compensation Committee, which consists of Mr. Gray, General Haig, Dr. Morville and Mr. Sharrock, reviews and determines the compensation of all executive officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, administers the Company's stock option and other employee compensation plans, including the 1989 Stock Option Plan (the "1989 Plan"), the 1994 Long-Term Incentive Plan, as amended (the "1994 Plan"), the 1995 Employee Stock Purchase Plan, as amended (the "1995 Plan"), the 1997 Equity Incentive Plan (the "1997 Plan"), the 1998 Employee Stock Option Plan (the "1998 Plan") and the 2000 Plan, consults with management on matters concerning compensation and makes recommendations to the Board of Directors on compensation matters where approval of the Board of Directors is required. During fiscal 2001, the Compensation Committee met once.

   The Company does not have a nominating committee.


                             DIRECTOR COMPENSATION

Cash Compensation

   With the exception of General Haig who receives a $10,000 fee per meeting attended, non-employee directors (except Dr. Rosenwald) of the Company receive a fee of $2,000 per in-person meeting attended and regularly scheduled quarterly meetings conducted telephonically. For each other meeting held by telephone conference, such directors receive a percentage of the regular meeting fee. Except for Dr. Rosenwald, each non-employee director is reimbursed for expenses actually incurred in attending meetings.

Options

   On the date following each annual meeting of the stockholders, each director of the Company (except Drs. Rosenwald and Cooper) is entitled to receive automatic grants of options to purchase 5,000 Shares under the 1994 Plan, which options will be exercisable at a price equal to the fair market value of Shares as determined on the date of grant. Accordingly, during fiscal 2001 each director (except Drs. Rosenwald and Cooper) received an option to purchase 5,000 Shares, subject to annual vesting, as an automatic grant under the 1994 Plan. In addition, on September 26, 2001, Mr. Schroeder was granted an option, which vested immediately, to purchase 50,000 Shares at $4.35 per Share under the 1998 Plan. This option was granted to replace an unexercised option that expired in fiscal 2001.

Consulting Agreements

   The Company currently has a Consulting and Non-Competition Agreement with Mr. Sharrock. In fiscal 2001, the Company paid or accrued to Mr. Sharrock consulting fees for consulting services rendered by Mr. Sharrock to the Company of $32,000. During fiscal 2001, the Company also paid or accrued to Dr. Rosenwald fees of $27,692 pursuant to a management agreement.

                            EXECUTIVE COMPENSATION

   The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company to the Chief Executive Officer and the three other executive officers of the Company whose annual compensation exceeded $100,000 for fiscal 2001 (collectively, the "named executive officers") for services during the fiscal years ended September 30, 2001, 2000 and 1999.

                          Summary Compensation Table

                                               Annual Compensation              Long-Term Compensation
                                        --------------------------------- ----------------------------------


                                                                                 Awards
                                                                          ---------------------
                                                                          Restricted Securities
                                                             Other Annual   Stock    Underlying  All Other
                                             Salary   Bonus  Compensation   Awards    Options   Compensation
Name and Principal Position             Year  ($)    ($) (1) ($) (1) (2)   ($) (3)    (#) (4)     ($) (5)
---------------------------             ---- ------- ------- ------------ ---------- ---------- ------------
Glenn L. Cooper, M.D................... 2001 350,000 328,125        --          --         --      4,854
 President, Chief Executive             2000 350,000 189,000        --     356,250    935,000      6,055
 Officer and Chairman                   1999 350,000  70,000        --          --         --      5,550

Mark S. Butler......................... 2001 265,000 233,531        --          --         --      6,940
 Executive Vice President, Chief        2000 265,000 119,250        --     237,500    485,000      6,277
 Administrative Officer and             1999 265,000  45,050        --          --         --      5,096
 General Counsel

Michael W. Rogers (6).................. 2001 265,000 233,531        --          --         --      5,031
 Executive Vice President,              2000 265,000 119,250    12,483     237,500    975,000      3,266
 Chief Financial Officer and Treasurer  1999 156,962  45,050    15,752     412,500    450,000      3,052

Bobby W. Sandage, Jr., Ph.D............ 2001 265,000 233,531        --          --         --      1,905
 Executive Vice President,              2000 265,000 119,250        --     237,500    472,500      1,989
 Research and Development,              1999 265,000  45,050        --          --         --      2,379
  Chief Scientific Officer

--------
(1) Amounts shown in this column include compensation paid or accrued in the specified fiscal year. Portions may have been paid in a subsequent fiscal year.

(2) Amounts shown in this column consist of the following: (i) for fiscal 2000 for Mr. Rogers, a tax gross-up payment of $12,483 to cover the payment of taxes incurred by Mr. Rogers from the inclusion of fiscal 1999 moving, relocation or temporary living expenses; and (ii) for fiscal 1999 for Mr. Rogers, $15,752 in moving, relocation or temporary living expenses.

(3) Amounts shown in this column consist of the value of the Shares subject to restricted stock awards granted to named executive officers under the 1997 Plan and were calculated based on the fair market value of Shares on the date of the grant of the award as quoted by The Nasdaq Stock Market ("Nasdaq"), multiplied by the number of Shares subject to the restricted stock award. For fiscal 2000, the fair market value of the Shares was $2.375, representing the closing price of the Shares on April 5, 2000 and for fiscal 1999, the fair market value of the Shares was $4.125, representing the closing price of the Shares on February 23, 1999.

    The number of Shares subject to restricted stock awards granted to the named executive officers were as follows: (i) in fiscal 2000, 150,000 Shares to Dr. Cooper and 100,000 Shares each to Messrs. Butler and Rogers and Dr. Sandage, which vest in equal annual installments over the two year period from the date of grant; and (ii) in fiscal 1999, 100,000 Shares to Mr. Rogers, which vested at various dates through May, 2000. The Shares subject to the restricted stock awards may be sold immediately upon their vesting which is subject to automatic extension during a Black-Out Period (as defined in the 1997 Plan). Prior to their issuance upon vesting and satisfaction of any other required conditions, no dividends are payable with respect to the Shares subject to the restricted stock awards.

   The number and value of the Shares subject to outstanding restricted stock awards of the named executive officers at the end of fiscal 2001 were as follows: 75,000 Shares valued at $373,500 for Dr. Cooper and 50,000 Shares valued at $249,000 for each of Mr. Butler, Mr. Rogers and Dr. Sandage. The value is calculated by multiplying the number of Shares subject to outstanding restricted stock awards at year end by the fair market value of the outstanding Shares on September 28, 2001, $4.98, as quoted by Nasdaq.

(4) Consists of options granted by the Company to the named executive officers, except for Dr. Cooper, for fiscal 2000, which also includes options to purchase an aggregate of 25,000 Shares granted to Dr. Cooper's wife as to which Shares Dr. Cooper disclaims beneficial ownership.

(5) Amounts shown in this column include the following for fiscal 2001:

   (a) disability insurance premiums, paid on behalf of the named executive officers, in the following amounts: $1,330 for Dr. Cooper and $1,007 for each of Mr. Butler, Mr. Rogers and Dr. Sandage.
   (b) group term life insurance premiums, paid on behalf of the named executive officers, in the following amounts: $1,000 for Dr. Cooper, $2,193 for Mr. Butler, $604 for Mr. Rogers and $898 for Dr. Sandage.
   (c) term life insurance premium payments, to or on behalf of the named executive officers as follows: $2,525 for Dr. Cooper, $3,741 for Mr. Butler and $3,420 for Mr. Rogers.

(6) Mr. Rogers became a named executive officer of the Company on February 23, 1999.


   The following table sets forth certain information with respect to each exercise of stock options during fiscal 2001 by named executive officers and the number and value of unexercised options held by each of the named executive officers as of September 30, 2001:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                                                            Value of Unexercised
                                                      Number of Securities      In-the-Money
                                                     Underlying Unexercised      Options at
                        Shares                         Options at Fiscal       Fiscal Year-End
                       Acquired          Value       Year-End Exercisable/      Exercisable/
Name                on Exercise (#) Realized ($) (1)   Unexercisable (#)    Unexercisable ($) (2)
----                --------------- ---------------- ---------------------- ---------------------
Glenn L. Cooper,
  M.D..............          --              --        2,388,750/341,250      2,272,394/888,956
Mark S. Butler.....          --              --        1,193,125/181,175      1,020,291/473,784
Michael W. Rogers..     110,000         674,862          874,375/440,625        983,997/624,703
Bobby W. Sandage,
  Jr., Ph.D........          --              --        1,240,313/177,187      1,086,434/461,572

--------
(1) This amount represents the number of options exercised multiplied by the difference between the exercise price of the options and the sale price of the Shares on the sale date, rounded to the nearest whole dollar.

(2) Calculated by multiplying the number of unexercised in-the-money options outstanding at September 30, 2001 by the difference between the fair market value of the Common Stock at September 28, 2001, $4.98, and the option exercise price, rounded to the nearest whole dollar.


            EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                        CHANGE-IN-CONTROL ARRANGEMENTS

Glenn L. Cooper, M.D.

   Effective May 1, 1999, the Company entered into an employment agreement (the "Cooper Agreement") with Dr. Glenn L. Cooper, which supersedes the Company's prior employment agreement with Dr. Cooper, for Dr. Cooper to continue to serve as Chief Executive Officer and President of the Company for a term of three years. The Cooper Agreement provides for an annual base salary of $350,000, subject to increase at the discretion of the Board of Directors, plus bonuses pursuant to the Company's Senior Executive Bonus Plan and eligibility to receive grants of stock options pursuant to the Company's stock option plans, as approved by the Board of Directors or the Compensation Committee of the Board of Directors. The Company provides Dr. Cooper with a $1,000,000 life insurance policy payable to the beneficiary of his choice.

   The Cooper Agreement provides that Dr. Cooper may not, during the term of the Cooper Agreement and for a year from the date of termination of employment, engage in any business competitive with the Company or its research activities, unless such termination is by Dr. Cooper for "Just Cause," as such term is defined in the Cooper Agreement. If Dr. Cooper is terminated for reasons other than "Just Cause" or a "Change in Control," as such terms are defined in the Cooper Agreement, he is entitled to receive his base salary plus pro-rated average bonuses, for a period equal to the longer of (a) the remainder of the term of the Cooper Agreement or (b) twelve (12) months from the termination date of the Cooper Agreement, either in a lump sum or installments, at the discretion of the Company.

Mark S. Butler, Michael W. Rogers and Bobby W. Sandage, Jr., Ph.D.

   The Company has entered into employment agreements (the "Agreements") with Mark S. Butler, Michael W. Rogers and Bobby W. Sandage, Jr., Ph.D.
(individually the "Executive Vice President" and collectively the "Executive Vice Presidents"). The Company's agreement with Mr. Butler, effective March 15, 1999, provides for Mr. Butler to continue to serve as the Company's Executive Vice President, Chief Administrative Officer and General Counsel. The Company's agreement with Mr. Rogers, effective February 23, 1999, provides for Mr. Rogers to serve as the Company's Executive Vice President and Chief Financial Officer (the "Rogers Agreement"). The Company's agreement with Dr. Sandage, effective March 15, 1999, provides for Dr. Sandage to continue to serve as the Company's Executive Vice President, Research and Development and Chief Scientific Officer.

   Each of the Agreements provides for a term of one year, subject to automatic one year renewal periods unless notice of termination is given by either the Company or the respective Executive Vice President within sixty (60) days prior to each anniversary date of the respective agreement. The Agreements each provide for an annual base salary of $265,000, subject to increase at the discretion of the Board of Directors and for eligibility to participate in the Company's Senior Executive Bonus Plan, subject to certain restrictions. Pursuant to the Rogers Agreement, Mr. Rogers received specific grants of options to purchase Shares under the Company's stock option plans and a restricted stock award under the Company's 1997 Plan. Under the Agreements, the Company will also reimburse the Executive Vice Presidents for the premiums for $1,000,000 additional term life insurance during the term of each of the Executive Vice President's employment.

   In the event any of the Executive Vice Presidents terminates his respective employment with the Company for "Just Cause," including a "Change of Control," as such terms are defined in the respective Agreements, or if an Agreement is not renewed by the Company, the respective Executive Vice President is entitled to receive his base salary plus pro-rated average bonuses for a period of twelve (12) months following such termination. This amount may be paid either in a lump sum or installments, at the discretion of the Company, and is subject to set-off from other employment.

   In the event of certain transactions, including those which may result in a Change in Control, as defined under each of the Company's 1989 Plan, 1994 Plan, 1997 Plan, 1998 Plan and 2000 Plan, unvested installments of options to purchase Shares or awards of restricted stock held by executive officers of the Company may be subject to accelerated vesting.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the 1934 Act requires the Company's executive officers and directors and other persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the S.E.C. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by S.E.C. regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

   Based solely on the Company's review of such forms furnished to the Company, with the exception of Mark S. Butler, the Executive Vice President, Chief Administrative Officer and General Counsel of the Company, who filed a Form 5 under Section 16(a) to report a filing which should have been earlier reported on a Form 4, the Company believes that all filing requirements applicable to the Company's executive officers, directors and greater than 10% beneficial owners were complied with for fiscal 2001.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During fiscal 2001, the members of the Compensation Committee were: Mr. Gray, General Haig, Dr. Morville and Mr. Sharrock. In fiscal 2001, none of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries. In fiscal 2001, the Company paid or accrued to Mr. Sharrock consulting fees for consulting services rendered by Mr. Sharrock to the Company of $32,000.

                           AUDIT COMMITTEE REPORT(1)

   The Audit Committee consists of General Haig, Mr. Schroeder and Mr. Sharrock. Each of the members of the Audit Committee is "independent" pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards. The Audit Committee operates in accordance with its written charter adopted by the Board of Directors on June 7, 2000. During the fiscal year ended September 30, 2001, the Audit Committee met twice.

   The Audit Committee assists the Board by overseeing the performance of the independent auditors and the quality and integrity of the Company's internal accounting, auditing and financial reporting practices. The Audit Committee's primary duties and responsibilities are to: (1) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (2) review and appraise the audit efforts of the Company's independent auditors; and (3) provide an open avenue of communication among the independent auditors, the Company's financial and senior management and the Board of Directors.

   In discharging its oversight responsibility of the audit process, the Audit Committee obtained from the independent auditors, PricewaterhouseCoopers LLP, a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence.

   The Audit Committee discussed and reviewed the audited financial statements of the Company for the fiscal year ended September 30, 2001 with management. The Audit Committee has discussed with its independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

   Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2001, for filing with the S.E.C. The Audit Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors, and the Board concurred in such recommendation.

                                          General Alexander M. Haig, Jr.,
                                            Chairman
                                          Lee J. Schroeder
                                          David B. Sharrock

--------
(1) The material in this report is not soliciting material, is not deemed filed with the S.E.C. and is not incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

                         COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION (2)

General

   The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining qualified executive officers. Accordingly, compensation structures for the named executive officers of the Company generally include a combination of salary, bonuses and long-term compensation. The Compensation Committee's informal executive compensation philosophy considers a number of factors, which may include:

    . providing compensation levels competitive with companies in comparable industries which are at a similar stage of development, or undergoing similar corporate events, and which are located in the Company's geographic area;

    . identifying appropriate performance goals for the Company and providing flexibility in compensation levels with the achievement of such goals;

    .  rewarding above average corporate performance; and

    . recognizing and providing incentive for individual initiative and achievement.

Base Salary

   Base salary for fiscal 2001 was determined based on a range of measures and internal targets set before the start of the fiscal year and in part by comparison to the compensation of executive officers of comparable biotechnology and pharmaceutical companies.

Bonuses

   Bonus compensation for fiscal 2001 was contingent upon the Company achieving certain business and financial objectives during the fiscal year. In formulating the Senior Executive Bonus Plan for fiscal 2001 for executive officers of the Company, including Dr. Cooper, the Compensation Committee adopted performance measures tied to a number of business and financial objectives to be achieved during fiscal 2001 and assigned relative weight to each objective. The Senior Executive Bonus Plan for fiscal 2001 entitled the named executive officers of the Company to a bonus equal to varying percentages of base salary depending upon achieving these objectives which included:

    . achievement of certain defined clinical or regulatory product development milestones;

    . out-licensing of certain compounds to a corporate development/marketing partner on terms approved by the Board of Directors;

    .  in-licensing or acquisition of a significant new asset;

    .  the fair market value of Shares relative to specified indices;

    .  maintaining certain levels of cash; and

    . substantial mitigation of the Company's exposure to Redux-related product liability litigation.

   The Committee considered the Company's performance under these measures for fiscal 2001 and used their subjective judgment and discretion, in accordance with the parameters of the Senior Executive Bonus Plan for fiscal 2001, to make a recommendation to the Board of Directors in approving individual compensation. Under the terms of the Senior Executive Bonus Plan for fiscal 2001, the Board approved a bonus to Dr. Cooper of $328,125.

--------
(2) The material in this report is not soliciting material, is not deemed filed with the S.E.C. and is not incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Glenn L. Cooper, M.D.

   The compensation received during fiscal 2001 by Dr. Cooper was governed by the Cooper Agreement and substantially in accordance with the policies described above relating to all executive officers. In addition, in adopting the Senior Executive Bonus Plan for fiscal 2001 and establishing the percentage of salary used in calculating the bonus payment to Dr. Cooper, and recommending approval of such bonus, members of the Compensation Committee also considered a subjective evaluation of Dr. Cooper's performance and ability to influence the Company's near and long-term growth. The Compensation Committee considered Dr. Cooper's efforts and performance necessary to achieve specified objective criteria, as described above. See "Employment Agreements."

Tax Deductibility of Compensation

   Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the ability of the Company to deduct for tax purposes compensation over $1,000,000 to any of the named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's stockholders. The Company granted restricted stock awards pursuant to the 1997 Plan which, depending upon the fair market value of Shares on the date of vesting of such awards, may result in compensation expense that may not be deductible pursuant to Section 162(m) when recognized; approximately $111,000 of such compensation was not deductible in fiscal 2001.

                                          David B. Sharrock, Chairman
                                          General Alexander M. Haig, Jr.
                                          Harry J. Gray
                                          Malcolm Morville, Ph.D.

                     STOCK PRICE PERFORMANCE PRESENTATION

   The following chart compares the cumulative total stockholder return on Shares with the cumulative total stockholder return of (i) the Nasdaq Market Index and (ii) a peer group index consisting of companies reporting under the Standard Industrial Classification Code 2834 (Pharmaceutical Preparations):


                                    [CHART]


COMPARISON OF A 5 YEAR CUMULATIVE TOTAL RETURN(1)
AMONG INTERNEURON PHARMACEUTICALS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

INTERNEURON PHARMACEUTICALS, INC.
100.00
42.48
10.62
4.42
8.07
17.63

PEER GROUP
100.00
142.41
202.79
204.63
252.62
233.08

NASDAQ STOCK MARKET (U.S.)
100.00
137.27
139.44
227.82
302.47
123.64

--------
(1) Assumes $100 invested on September 30, 1996 and assumes dividends reinvested. Measurement points are at the last trading day of the fiscal years ended September 30, 1996, 1997, 1998, 1999, 2000 and 2001. The
    material in this chart is not soliciting material, is not deemed filed with the S.E.C. and is not incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing. A list of the companies included in the Peer Group will be furnished by the Company to any stockholder upon written request to the Executive Vice President, Chief Financial Officer and Treasurer.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Dr. Rosenwald has received a management fee, which includes his out-of-pocket expenses incurred in providing services to the Company, of $2,500 per month under a management agreement with the Company. For fiscal 2001, the Company paid or accrued $27,692 to Dr. Rosenwald pursuant to this agreement.

   In fiscal 2001, the Company granted options to certain of the Company's directors pursuant to automatic grant provisions under the 1994 Plan and granted Mr. Schroeder an option to purchase 50,000 Shares under the 1998 Plan to replace an unexercised option that expired in fiscal 2001. In accordance with the terms of the 1994 Plan, on the date following the Annual Meeting date, each of the directors of the Company (except Drs. Rosenwald and Cooper) will receive automatic grants of options to purchase 5,000 Shares, which will be exercisable at a price equal to the fair market value of the Company's Shares as determined on the date of grant. See "Director Compensation."

                              PROPOSAL NUMBER 2:

       AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION,
AS AMENDED, TO CHANGE THE NAME OF THE COMPANY TO "INDEVUS PHARMACEUTICALS, INC."

   On December 5, 2001, the Board of Directors of the Company approved, subject to stockholder approval, the adoption of an amendment to the Company's Restated Certificate of Incorporation, as amended, (the "Restated Certificate"), to change the name of the Company from "Interneuron Pharmaceuticals, Inc." to "Indevus Pharmaceuticals, Inc. " (the "Name Change"). After this Name Change is effective, Article FIRST of the Restated Certificate will read in its entirety as follows:

   "FIRST: The name of the Corporation is Indevus Pharmaceuticals, Inc."

   A form of Certificate of Amendment to the Restated Certificate is included in Appendix A attached hereto.

   The Company believes the proposed Name Change will better reflect our current business model. The name "Interneuron" reflects our origins as a neurosciences company focusing on disorders of the central nervous system. However, our business model has evolved to the point where we are no longer limited to the development of drugs for neurological diseases. We currently seek product candidates on an international basis which address a host of therapeutic categories in addition to such disorders. The Company believes that the name "Indevus" better reflects our expanded business model.

   The Name Change will not affect the validity of currently outstanding stock certificates. Our current stockholders will not be required to surrender or exchange any stock certificates that they now hold and should not send such certificates to us or to our transfer agent for exchange. Instead, when certificates are presented for transfer, new certificates bearing the new name will be issued.

   The Company plans to effect the Name Change as soon as possible after the approval of stockholders by filing a Certificate of Amendment to the Restated Certificate with the Secretary of State of the State of Delaware in compliance with Delaware law.

   The affirmative vote of the holders of a majority of the Shares as of the record date is required for the approval of the Name Change. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NUMBER 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND THE STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION THEREOF.

                              PROPOSAL NUMBER 3:

       AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION,
         AS AMENDED, TO DELETE CERTAIN RESTRICTIVE COVENANTS RELATING
                   TO THE COMPANY'S SERIES B PREFERRED STOCK

   On December 5, 2001, the Board of Directors approved, subject to stockholder approval, the adoption of an amendment to the Company's Restated Certificate to delete certain restrictive covenants relating to the Company's Series B Preferred Stock (the "Series B Preferred"). Currently, the Restated Certificate provides that the Company must obtain the consent of at least a majority of the outstanding shares of all series of Preferred Stock initially issued in its entirety to American Cyanamid Company ("ACC"), voting as a single class, in order to effect certain actions. The Restated Certificate provides that such consent is required for the Company to merge or consolidate with any entity (other than a wholly-owned subsidiary of the Company), or sell, lease, mortgage or otherwise dispose of all or substantially all of its assets, or liquidate, dissolve, recapitalize or reorganize (each a "Sale Transaction"). American Home Products Corporation ("AHP"), as successor of ACC, is the sole owner of the Series B Preferred, and AHP executed a written waiver with respect to the foregoing restrictive covenants and consented to the proposed amendment of the Restated Certificate on June 22, 2001.

   The Company has no present arrangements or commitments to effect a Sale Transaction. However, the Company believes that the proposed amendment would allow the Company greater flexibility in situations where a Sale Transaction is contemplated. If this amendment is approved, Article FOURTH, Section (B)(6)(d) of the Restated Certificate would be deleted in its entirety. A form of Certificate of Amendment to the Restated Certificate is included in Appendix A attached hereto.

   On December 5, 2001, the Board of Directors approved the adoption of an amendment to the Company's Certificate of Designation to delete certain restrictive covenants which relate to the Company's Series C Preferred Stock (the "Series C Preferred"). These restrictive covenants are the same as those which the Board of Directors is proposing to be removed from the Company's Restated Certificate. AHP is the sole owner of the Series C Preferred, and AHP executed a written waiver with respect to the Series C Preferred and consented to the amendment of the Certificate of Designation on June 22, 2001.

   The affirmative vote of the holders of a majority of the Shares as of the record date is required for the approval of the Company's amendment to the Restated Certificate. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NUMBER 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND THE STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION THEREOF.

                              PROPOSAL NUMBER 4:

               AMENDMENT OF THE COMPANY'S 2000 STOCK OPTION PLAN

General

   On March 8, 2000 the stockholders approved the 2000 Plan which had been adopted by the Board of Directors on January 19, 2000. Pursuant to the 2000 Plan, employees, officers, directors and consultants of the Company and any subsidiary corporations are eligible to receive incentive stock options ("incentive options") within the meaning of Section 422 of the U.S. Internal Revenue Code (the "Code"), and options that do not qualify as incentive options ("non-qualified options")(collectively the "Options"). The 2000 Plan originally reserved for issuance 2,500,000 Shares of the Company's Common Stock.

   On December 5, 2001, the Board of Directors of the Company authorized, subject to stockholder approval, an amendment to the 2000 Plan to increase the number of Shares reserved for issuance from 2,500,000 to 3,500,000 (the "Amended 2000 Plan"). No other provision of the 2000 Plan was amended and all other provisions remain in full force and effect. The characteristics of the Amended 2000 Plan are discussed below, and a copy of the amendment to the 2000 Plan is attached hereto as Appendix B. As of January 10, 2002, the market value per share of the Company's Common Stock underlying the Options which would be issuable pursuant to the Amended 2000 Plan was $11.72.

   The Amended 2000 Plan, which expires in January 2010, is administered by the Board of Directors or a committee of the Board of Directors (the "Committee"). The purposes of the Amended 2000 Plan are to attract, motivate and insure the retention of key employees, directors and consultants and to provide additional incentive by permitting such individuals to participate in the ownership of the Company, and the criteria to be utilized by the Board of Directors or the Committee in granting options pursuant to the Amended 2000 Plan will be consistent with these purposes.

Options

   Options granted under the Amended 2000 Plan may be either incentive options or non-qualified options. Incentive options granted under the Amended 2000 Plan are exercisable for a period of up to ten (10) years from the date of grant at an exercise price which is not less than the fair market value of the Shares on the date of the grant, except that the term of an incentive option granted under the Amended 2000 Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Shares on the date of the grant. To the extent that the aggregate fair market value, as of the date of the grant, of the Shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a non-qualified option. Additionally, the aggregate number of Shares that may be subject to options granted to any person in a calendar year shall not exceed 50% of the maximum number of Shares which may be issued from time to time under the Amended 2000 Plan. Options granted under the Amended 2000 Plan to employees of the Company may be exercised only while the optionee is employed or retained by the Company or within six months of the date of termination of the employment relationship (three months in case of incentive options). However, options which are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 12 months of the date of termination of the employment relationship. Upon the exercise of an option, payment may be made by cash or by any other means that the Board of Directors or the Committee determines. No option may be granted under the Amended 2000 Plan after January 2010.

   Options may be granted to such employees, officers, directors or consultants of the Company or any subsidiary of the Company as the Board of Directors or the Committee shall select from time to time in its sole discretion, provided that only employees of the Company or a subsidiary of the Company shall be eligible to receive incentive options.

   As of January 10, 2002, approximately 27 employees and directors of the Company were eligible to receive grants under the Amended 2000 Plan. The number of future officers and directors of the Company eligible to receive grants under the Amended 2000 Plan is not determinable. An optionee may be granted more than one option under the Amended 2000 Plan. The Board of Directors or the Committee will, in its discretion, determine (subject to the terms of the Amended 2000 Plan) who will be granted options, the time or times at which options shall be granted, and the number of Shares subject to each option, whether the options are incentive options or non-qualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors deemed relevant in accomplishing the purpose of the Amended 2000 Plan.

   Under the Amended 2000 Plan, the optionee has none of the rights of a stockholder with respect to the Shares issuable upon the exercise of the option until such Shares shall be issued upon such exercise. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in the Amended 2000 Plan. During the lifetime of the optionee, an option shall be exercisable only by the optionee. No option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of decent and distribution, except that non-qualified options may be transferred by the optionee during his lifetime to certain permitted transferees, subject to certain conditions.

   The Board of Directors may amend or terminate the Amended 2000 Plan except that stockholder approval is required if required by Rule 16b-3 or Section 422 of the Code. No action taken by the Board may materially and adversely affect any outstanding option grant without the consent of the optionee.

Change in Control

   The Amended 2000 Plan provides for acceleration of vesting in the event of certain changes in control. Such acceleration may cause the consideration involved to be treated in whole or in part as parachute payments under the Code. Acceleration of benefits under other Company plans and other contracts with employees in the event of such change of control could be subject to being combined with the Amended 2000 Plan accelerations for "parachute payment" purposes. Any such "parachute payments" may be non-deductible to the Company in whole or in part and the optionee may be subject to a 20% excise tax on all or part of such payments (in addition to other taxes ordinarily payable).

Federal Income Tax Consequences

   Under current tax law, there are no Federal income tax consequences to either the employee or the Company at the time of grant of non-qualified options if granted under the terms set forth in the Amended 2000 Plan. Upon exercise of a non-qualified option, the excess of the fair market value of the Shares subject to the option over the option price (the "Spread") at the date of exercise is taxable as ordinary income to the optionee in the year it is exercised and is generally deductible by the Company as compensation for Federal income tax purposes. The optionee's basis in the Shares will be equal to the fair market value on the date taxation is imposed and the holding period commences on such date.

   Incentive option holders incur no regular Federal income tax liability at the time of grant or upon exercise of such option, assuming that the optionee was an employee of the Company from the date the option was granted until three months before such exercise. However, upon exercise, the Spread must be added to regular Federal taxable income in computing the optionee's "alternative minimum tax" liability. An optionee's basis in the Shares received on exercise of an incentive stock option will be the option price of such Shares for regular income tax purposes. No deduction is allowable to the Company for Federal income tax purposes in connection with the grant or exercise of such option.

   If the holder of Shares acquired through exercise of an incentive option sells or otherwise disposes of such Shares within two years of the date of grant of such option or within one year from the date of exercise of such option (a "Disqualifying Disposition"), the optionee will realize income taxable at ordinary rates. Ordinary income is reportable during the year of such Disqualifying Disposition equal to the difference between the option price and the fair market value of the Shares at the date the option is exercised, but the amount includable as ordinary income shall not exceed the excess, if any, of the proceeds of such Disqualifying Disposition over the option price. In addition to ordinary income, a Disqualifying Disposition may result in taxable income subject to capital gains treatment if the sales proceeds exceed the optionee's basis in the Shares (i.e., the option price plus the amount includable as ordinary income). The amount of the optionee's taxable ordinary income will generally be deductible by the Company in the year of the Disqualifying Disposition.

   At the time of sale of Shares received upon exercise of an option (other than a Disqualifying Disposition of Shares received upon the exercise of an incentive option), any gain or loss is long-term or short-term capital gain or loss, depending upon the holding period. If the Optionee disposes of Shares received upon exercise of an option within 12 months of the Exercise date, the Optionee recognizes short-term capital gain in the year of disposition in an amount equal to the excess (if any) of the sales proceeds of the Shares over the exercise price. If the Optionee disposes of Shares more than 12 months after the Exercise Date, the Optionee will recognize capital gains taxed at up to the maximum federal rate of 20%.

   The foregoing is not intended to be an exhaustive analysis of the tax consequences relating to stock options issued under the Amended 2000 Plan. For instance, the treatment of options under state and local tax laws, which are not described above, may differ from their treatment for Federal income tax purposes.

Section 162(m) Limits on Deductibility

   Executive officers subject to Section 162(m) of the Code may receive options under the Amended 2000 Plan. Assuming stockholder approval of the Amended 2000 Plan, the Company believes the Amended 2000 Plan should meet the requirements of Section 162(m).

   On June 29, 2000 the Company filed a Registration Statement on Form S-8 relating to the issuance of the Shares under the 2000 Plan. If the Amended 2000 Plan is approved by the stockholders, the Company plans to file a Post-effective Amendment to the Form S-8 registering the additional Shares issuable under the Amended 2000 Plan.

Amended 2000 Plan Benefits

   Options under the Amended 2000 Plan may be granted at the discretion of the Board of Directors. As of this date, it is not possible to determine in advance when or whether future option grants may be made under the Amended 2000 Plan, or to whom such grants may be made. Therefore the "New Plan Benefits Table" has not been included. Additionally, no options have been granted to any participants under the Amended 2000 Plan and therefore the "Options Received Table" has also been omitted.

   The affirmative vote of the holders of a majority of the Shares as of the record date is required for the approval of the Company's Amendment to the 2000 Plan. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NUMBER 4 TO BE IN THE BEST INTERESTS OF THE COMPANY AND THE STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION THEREOF.

                              PROPOSAL NUMBER 5:

                       APPROVAL AND RATIFICATION OF THE
                      APPOINTMENT OF INDEPENDENT AUDITORS

   The Management of the Company recommends a vote for the approval and ratification of the appointment of PricewaterhouseCoopers LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending September 30, 2002. PricewaterhouseCoopers LLP has been the Company's auditors for the past fiscal year and has no direct or indirect financial interest in the Company. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if he or she desires to do so, and shall be available to respond to appropriate questions.

Audit Fees

   The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2001 and the review of the financial statements included in the Company's Form 10-Qs filed for that year were $110,000.

Financial Information Systems Design And Implementation Fees

   During the fiscal year ended September 30, 2001, PricewaterhouseCoopers LLP did not perform any services for the Company with regard to financial information systems design and implementation.

All Other Fees

   The aggregate fees for non-audit services provided by PricewaterhouseCoopers LLP during the fiscal year ended September 30, 2001 were $86,000.

   The Audit Committee of the Board of Directors has considered whether the non-audit services by PricewaterhouseCoopers LLP to the Company is compatible with maintaining such firm's independence and the Audit Committee has satisfied itself as to the auditors' independence. See also "Report of Audit
Committee."

THE BOARD OF DIRECTORS DEEMS PROPOSAL NUMBER 5 TO BE IN THE BEST INTERESTS OF THE COMPANY AND THE STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION THEREOF.

                                    GENERAL

   The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

   The Company will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit by telephone proxies without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

   The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 2001 (as filed with the S.E.C.) including the financial statements thereto. All such requests should be directed to Executive Vice President, Finance, Interneuron Pharmaceuticals, Inc., One Ledgemont Center, 99 Hayden Avenue, Lexington, Massachusetts 02421-7966.

                             STOCKHOLDER PROPOSALS

   The Annual Meeting of Stockholders for the fiscal year ending September 30, 2002 is expected to be held in March 2003. Stockholders who seek to present proposals at the Company's next Annual Meeting of Stockholders must submit their proposals to the Company on or before September 30, 2002.

   In the event the Company receives notice of a stockholder proposal to take action at next year's Annual Meeting of Stockholders that is not submitted for inclusion in the Company's proxy materials, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its stockholders intend to exercise their discretion to vote on the stockholder proposal in accordance with their best judgment if notice of the proposal is not received at the Company's main office prior to the date of the next Annual Meeting of Stockholders.

                                          By Order of the Board of Directors,


                                          Glenn L. Cooper, M.D.
                                          President, Chief Executive
                                          Officer and Chairman

Dated: January   , 2002

                                  APPENDIX A

                       INTERNEURON PHARMACEUTICALS, INC.

 CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED

                           CERTIFICATE OF AMENDMENT
                                      OF
               RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED
                                      OF
                       INTERNEURON PHARMACEUTICALS, INC.

   The undersigned, being the President of Interneuron Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

   FIRST:   The name of the Corporation is Interneuron Pharmaceuticals, Inc.

   SECOND: The Corporation hereby amends its Restated Certificate of Incorporation, as amended (the "Restated Certificate") as follows:

            Article FIRST of the Restated Certificate is hereby deleted in its entirety and amended to read as follows:

            "The name of the Corporation is Indevus Pharmaceuticals, Inc."

            Article Fourth, Section (B)(6)(d) of the Restated Certificate is hereby deleted in its entirety and the remaining subsections of Section (B)(6) shall be renumbered accordingly.

   THIRD: This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


   IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Restated Certificate to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary, as of the _______.

                                          INTERNEURON PHARMACEUTICALS, INC.

                                          By:________________________________
                                              Glenn L. Cooper, President
                                              Chief Executive Officer and
                                              Chairman of the Board

ATTEST:

-----------------------------
Jill M. Cohen, Secretary

                                  APPENDIX B

                       INTERNEURON PHARMACEUTICALS, INC.

                   AMENDMENT NO. 1 TO 2000 STOCK OPTION PLAN

                       INTERNEURON PHARMACEUTICALS, INC.
                   AMENDMENT NO. 1 TO 2000 STOCK OPTION PLAN

   This Amendment No. 1 to the Interneuron Pharmaceuticals, Inc. 2000 Stock
Option Plan (the "2000 Plan") is effective as of March    , 2002.

   Pursuant to the authorization granted by the stockholders and the Board of Directors of Interneuron Pharmaceuticals, Inc., the 2000 Plan is hereby amended as follows:

    1. Section 4 of the 2000 Plan is hereby amended by deleting the words "two million five hundred thousand (2,500,000)" and replacing such words with "three million five hundred thousand (3,500,000)"; and

    2. Except as expressly amended hereby, the 2000 Plan shall remain in full force and effect.

   IN WITNESS WHEREOF, the Company has duly executed this Amendment to be effective as the date first above written.

                                          INTERNEURON PHARMACEUTICALS, INC.

                                          By: _________________________________
                                          Name:
                                          Title:

-------------------------------------------------------------------------------

PROXY

               INTERNEURON PHARMACEUTICALS, INC. (THE "COMPANY")

                         ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Glenn L. Cooper, M.D. or Michael W. Rogers as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at The Doubletree Guest Suites, 550 Winter Street, Waltham, Massachusetts 02451 on March 6, 2002 at 10:00 a.m. and at any adjournment thereof, and to vote the shares of Common Stock (the "Shares") the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES; FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO CHANGE THE NAME OF THE COMPANY FROM INTERNEURON PHARMACEUTICALS, INC. TO INDEVUS PHARMACEUTICALS, INC.; FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO DELETE CERTAIN RESTRICTIVE COVENANTS RELATING TO THE COMPANY'S SERIES B PREFERRED STOCK; FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 2000 STOCK OPTION PLAN; AND FOR THE APPROVAL AND RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

                Please Detach and Mail in the Envelope Provided

[X] Please mark your votes as in this example.


1. Election of Directors

     FOR all nominees       WITHHOLDING AUTHORITY    NOMINEES:
     listed at right          to vote for all         Glenn L. Cooper, M.D
    (except as marked      nominees listed at right   Harry J. Gray
   to the contrary below)                             Alexander M. Haig, Jr.
                                                      Malcolm Morville, Ph.D.
          [ ]                        [ ]              Lindsay A. Rosenwald, M.D.
                                                      Lee J. Schroeder
                                                      David B. Sharrock

(INSTRUCTION: To withhold authority to vote for any individual nominee, print those nominee's names on the lines provided below.)

-----------------------------

-----------------------------

-----------------------------

2. Approval of the amendment to the Company's Restated Certificate of Incorporation, as amended, to change the name of the Company from Interneuron Pharmaceuticals, Inc. to Indevus Pharmaceuticals, Inc.

                FOR             AGAINST             ABSTAIN

                [ ]               [ ]                 [ ]

3. Approval of the amendment to the Company's Restated Certificate of Incorporation, as amended, to delete certain restrictive covenants relating to the Company's Series B Preferred Stock.

                FOR             AGAINST             ABSTAIN

                [ ]               [ ]                 [ ]

4. Approval of the amendment to the Company's 2000 Stock Option Plan increasing the number of shares reserved for issuance thereunder from 2,500,000 shares to 3,500,000 shares.

                FOR             AGAINST             ABSTAIN

                [ ]               [ ]                 [ ]

5. Approval and ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company.

                FOR             AGAINST             ABSTAIN

                [ ]               [ ]                 [ ]

6. In their discretion, proxies are authorized to vote upon such business as may properly come before the meeting.


SIGNATURE_____________________________          DATED:______________, 2002

______________________________________
SIGNATURE IF HELD JOINTLY

NOTE: (Please date, sign as name appears above and return promptly. If Shares are registered in the names of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address next to the address as it appears in the proxy.)